COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------


NEW ISSUE COMPUTATIONAL MATERIALS



$117,685,098 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2007-SD1

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Sponsor, Mortgage Loan Seller & Master Servicer

WELLS FARGO BANK, N.A.
Securities Administrator

CITIBANK, N.A.
Trustee

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of December 1, 2006.


JANUARY 8, 2007






                                  BEAR STEARNS

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

STATEMENT REGARDING FREE WRITING PROSPECTUS


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: "www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

                               CONTACT INFORMATION

MBS Trading

Scott Eichel                                 Tel: (212) 272-5451
Sr. Managing Director                        eichel@bear.com

Chris Scott                                  Tel: (212) 272-5451
Sr. Managing Director                        cscott@bear.com

MBS Structuring

Derek Schaible                               Tel: (212) 272-5451
Associate Director                           dschaible@bear.com


MBS Banking

Robert Durden                                Tel: (212) 272-5714
Associate Director                           rdurden@bear.com

Michael Norden                               Tel: (212) 272-7073
Analyst                                      mnorden@bear.com

Syndicate

Carol Fuller                                 Tel: (212) 272-4955
Senior Managing Director                     cfuller@bear.com

Angela Ward                                  Tel: (212) 272-4955
Associate Director                           adward@bear.com

Rating Agencies

Fitch:    Kei Ishidoya                       Tel: (212) 908-0238
                                             kei.ishidoya@fitchratings.com

          Michele Patterson                  Tel: (212) 908-0779
                                             michele.patterson@fitchratings.com

S&P:      Errol Arnie                        Tel: (212) 438-2089
                                             errol_arne@standardandpoors.com


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

                                      CERTIFICATE INFORMATION TO MATURITY


             CERTIFICATE       RATINGS             CE             PASS-THROUGH        WINDOW       WAL       CERTIFICATE
  CLASS        SIZE (1)        S&P/FITCH        LEVELS (1)             RATE           (MOS)       (YRS)          TYPE

  I-A-1A      $38,405,000      AAA/AAA            20.00% (2)    Fixed 5.500% (4)       1-375      4.275      Super Senior
  I-A-1B       $4,043,000      AAA/AAA            11.75% (2)    Fixed 5.500% (4)       1-375      4.275     Senior Support
  I-A-2A      $26,591,000      AAA/AAA            20.00% (2)    Fixed 6.000% (4)       1-350      4.362      Super Senior
  I-A-2B       $2,799,000      AAA/AAA            11.75% (2)    Fixed 6.000% (4)       1-350      4.362     Senior Support
  I-A-3A      $30,299,000      AAA/AAA            20.00% (2)    Fixed 6.500% (4)       1-356      4.405      Super Senior
  I-A-3B       $3,190,000      AAA/AAA            11.75% (2)    Fixed 6.500% (4)       1-356      4.405     Senior Support
   I-X           (3)           AAA/AAA            11.75% (2)          (5)              1-356      5.177    Senior/Interest
                                                                                                                 Only
   I-PO        $1,963,098      AAA/AAA            11.75% (2)       0.000% (6)          1-375      4.837    Senior/Principal
                                                                                                                 Only
  I-B-1        $5,410,000       AA/AA              7.30% (2)        WAC (7)            1-375     10.514       Subordinate
  I-B-2        $3,040,000        A/A               4.80% (2)        WAC (7)            1-375     10.514       Subordinate
  I-B-3        $1,945,000      BBB/BBB             3.20% (2)        WAC (7)            1-375     10.514       Subordinate
  I-B-4        $1,216,000       BB/BB              2.20% (2)        WAC (7)            1-375     10.514       Subordinate
  I-B-5          $790,000        B/B               1.55% (2)        WAC (7)            1-375     10.514      Subordinate
  I-B-6        $1,884,704       NR/NR           ------------        WAC (7)            1-375     10.514      Subordinate


    NOTES:       - Prepayment Pricing Speed Assumption is 16% CPR
                 - Certificates will be priced to maturity
                 - Certificates are subject to a variance of +/- 10%

    (1) The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination.

    (2) Credit enhancement for the Certificates will be provided by subordination. The expected initial credit enhancement percentages are as provided above.

    (3) The Class I-X Certificates will not have a Certificate Principal Balance and will not be entitled to distributions of principal. The Class I-X Certificates will accrue interest at the pass-through rate on their notional amount, which will be equal to the aggregate stated principal balance of the mortgage loans in subgroup 3 that have net mortgage rates greater than 6.500%. The initial notional amount of the Class I-X Certificates will be $23,773,422.

    (4)   Subject to the available funds cap.

    (5)   The pass-through rate for the Class I-X Certificates will be equal to
          (i) the excess of (a) the weighted average of the net mortgage rates of the mortgage loans in subgroup 3 with a net mortgage rate equal to or greater than 6.50% over (b) 6.50%. The pass-through rate for the initial interest accrual period is approximately 0.774% per annum.

    (6) The Class I-PO Certificates are principal only certificates and will not bear interest.

    (7) A variable pass-through rate equal to the weighted average of (i) 5.500% per annum, (ii) 6.000% per annum and (iii) 6.500% per annum, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans in subgroup 1, subgroup 2 and subgroup 3, respectively (other than the portion of the mortgage loans attributable to the Class I-PO Certificates), the aggregate Certificate Principal Balance of the related class or classes of group I senior certificates, other than the related Class I-PO Certificates. The pass-through rate for the initial interest accrual period is approximately 5.957% per annum.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

THE STRUCTURE

Senior/subordinate shifting interest structure.


THE GROUP I CERTIFICATES:

The trust will issue certificates consisting of senior certificates designated as the Class I-A-1A, Class I-A-1B, Class I-A-2A, Class I-A-2B, Class I-A-3A, Class I-A-3B, Class I-X and Class I-PO Certificates (the "Senior Certificates") and the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates (the "Offered Subordinate Certificates", and together with the Senior Certificates, the "Offered Certificates"). The trust will also issue Class I-B-4, Class I-B-5 and Class I-B-6 Certificates which are not offered hereby. The Class I-P Certificates will be entitled to all prepayment charges received in respect of the related mortgage loans, and together with the Class I-B-4, Class I-B-5, Class I-B-6 and Class I-R Certificates are not offered hereby (the "Non Offered Certificates").

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

The Collateral

     - Conventional, one- to four-family, fixed-rate loans secured by first liens on residential mortgage properties as briefly described in the table below.

     -  The mortgage loans are serviced by EMC Mortgage Corp and Wells Fargo.

     - As of the Cut-Off Date, no more than approximately 7.97% of the mortgage loans will be 31-60 days delinquent and none of the mortgage loans will be greater than 60 days delinquent.

     - As of the Cut-Off Date, no more than 34.68% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

     - The mortgage loans were originated by approximately 30 originators with approximately 44.46% originated by Wells Fargo, approximately 13.51% were originated by Suntrust Mortgage, approximately 19.50% were originated by RBC Mortgage, and approximately 5.56% were originated by Citigroup. No other originator contributed more than 5.00%.

     - The mortgage loans that were originated by Wells Fargo are generally seasoned loans (approximately 23.82%), loans with a delinquency history (approximately 37.76%) and loans with an underwriting issue (approximately 38.42%).

     - The mortgage loans that were originated by Suntrust Mortgage are generally seasoned loans (approximately 36.09%), loans with a delinquency history (approximately 28.27%) and loans with an underwriting issue (approximately 35.63%).

     - The mortgage loans that were originated by RBC Mortgage are generally seasoned loans (approximately 3.43%), loans with a delinquency history (approximately 14.99%) and loans with an underwriting issue (approximately 81.58%).

     - The mortgage loans that were originated by Citigroup are generally loans with a delinquency history (approximately 98.68%) and loans with an underwriting issue (approximately 1.32%).

     - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on prime or alternative "A" underwriting guidelines.


                                                      % OF
                        INDEX/          PRINCIPAL      SUB-     GROSS    WAM      AGE     OTERM    GROSS     CURR
     LOAN TYPE           TERM            BALANCE       POOL    WAC (%)  (MOS.)  (MOS.)   (MOS.)   MARGIN(%) CLTV(%)   FICO

  Fixed/1st Lien        Balloon             $600,733     0.49    6.906     142       38      180      0.00    71.32     516
  Fixed/1st Lien      Full Amort        $120,975,068    99.51    6.433     325       18      343      0.00    78.31     666
                   TOTAL PORTFOLIO:     $121,575,802   100.00    6.435     325       18      342      0.00    78.28     665


               ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN
               CALCULATED USING INFORMATION AS OF DECEMBER 1, 2006
              AND MAY DIFFER +/-10% FROM THE FINAL CHARACTERISTICS
                  OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

SUMMARY OF TERMS


DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER & MASTER      EMC Mortgage Corporation.
SERVICER:

SECURITIES ADMINISTRATOR:          Wells Fargo Bank, N.A.

SERVICERS:                         Wells Fargo Bank, N.A. and EMC Mortgage
                                   Corporation.

SOLE MANAGER:                      Bear, Stearns & Co. Inc.

TRUSTEE:                           Citibank, N.A., a national banking
                                   association.

RATING AGENCIES:                   Standard & Poor's Ratings Group and Fitch
                                   Ratings Inc.

CUT-OFF DATE:                      December 1, 2006

SETTLEMENT DATE:                   On or about January 17, 2007

DISTRIBUTION DATE:                 25th day of each month (or the next
                                   business day), commencing January, 2007

PREPAYMENT PERIOD:                 With respect to any Distribution Date, the
                                   period commencing on the 16th day of the month prior to the month in which the related
                                   Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs in the case of the Mortgage Loans for which EMC is servicer or such other period as provided in the related servicing agreement with respect to the other servicers.

PASS THROUGH RATES:                The pass-through rates for each class of
                                   Certificates is shown in the table above.

OPTIONAL CALL:                     10% clean-up call

REMITTANCE TYPE:                   Scheduled/Scheduled

REGISTRATION:                      The Certificates will be available in book-
                                   entry form through DTC.

DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess thereof.

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS:              The Senior Certificates generally may be
                                   purchased by, on behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption, based on the identity of the fiduciary making the decision to acquire such Certificates on behalf of the Plan or the source of funds for such acquisition, is applicable to the acquisition, holding and transfer of the Certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be 'mortgage
                                   related securities' for purposes of the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

CLASS I-A CERTIFICATES:            The Class I-A-1A, Class I-A-1B, Class I-A-2A,
                                   Class I-A-2B, Class I-A-3A and Class I-A-3B
                                   Certificates.

CLASS I-B CERTIFICATES:            The Class I-B-1, Class I-B-2, Class I-B-3,
                                   Class I-B-4, Class I-B-5 and Class I-B-6
                                   Certificates.

P&I ADVANCES:                      Each servicer will be obligated to advance,
                                   or cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The
                                   Master Servicer will be obligated to
                                   back-stop each servicer's obligation.

SUBGROUP I-1 MORTGAGE LOANS:       Subgroup 1 consists of (x) all of the
                                   Mortgage Loans with a net mortgage rate less than 5.50%, and (y) the Subgroup I-1 Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 5.50% and less than 6.00%.

SUBGROUP I-2 MORTGAGE LOANS:       Subgroup 2 consists of (x) Subgroup I-2A
                                   Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 5.50% and less than 6.00%, and (y) the Subgroup
                                   I-2B Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 6.00% and less than 6.50%.

SUBGROUP I-3 MORTGAGE LOANS:       Subgroup 3 consists of (x) all of the
                                   Mortgage Loans with a net mortgage rate more than 6.50%, and (y) the Subgroup I-3 Fraction of the cut-off date stated principal balance of the Mortgage Loans with a net mortgage rate greater than or equal to 6.00% and less than 6.50%.

SUBGROUP I-1 FRACTION:             With respect to any group I mortgage loan
                                   with a net mortgage rate greater than or equal to 5.500% per annum and less than 6.000% per annum, a fraction, (x) the numerator of which is equal to 6.000% minus the net mortgage rate of such mortgage loan, and (y) the denominator of which is equal to 0.500%.

SUBGROUP I-2A FRACTION:            With respect to any group I mortgage loan
                                   with a net mortgage rate greater than or equal to 5.500% per annum and less than 6.000% per annum, a fraction, (x) the numerator of which is equal to the net mortgage rate of such mortgage loan minus
                                   5.500%, and (y) the denominator of which is equal to 0.500%.

SUBGROUP I-2B FRACTION:            With respect to any group I mortgage loan
                                   with a net mortgage rate greater than or equal to 6.000% per annum and less than 6.500% per annum, a fraction, (x) the numerator of which is equal to 6.500% minus the net mortgage rate of such mortgage loan, and (y) the denominator of which is equal to 0.500%.

SUBGROUP I-3 FRACTION:             With respect to any group I mortgage loan
                                   with a net mortgage rate greater than or equal to 6.000% per annum and less than 6.500% per annum, a fraction, (x) the numerator of which is equal to the net mortgage rate of such mortgage loan minus
                                   6.000%, and (y) the denominator of which is equal to 0.500%.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

NET MORTGAGE RATE:                 On any mortgage loan, the then applicable
                                   mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.25% to
                                   0.50%) and (2) the Securities Administrator
                                   Fee Rate (0.015%).

INTEREST PAYMENTS:                 On each Distribution Date, holders of the
                                   Certificates will be entitled to receive the interest that has accrued on the Certificates at the related Pass-Through Rate during the related Accrual Period, and any interest due on a prior Distribution Date that was not paid.

                                   The interest "Accrual Period" on the
                                   Certificates for a given Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs (on a 30/360 basis).

                                   Interest bearing senior certificates: Class
                                   I-A-1A, Class I-A-1B, Class I-A-2A, Class
                                   I-A-2B, Class I-A-3A, Class I-A-3B and Class
                                   I-X Certificates.

                                   The Class I-PO Certificates will not be
                                   entitled to distributions of interest.

WA NET RATE:                       With respect to any Distribution Date, the
                                   per annum rate equal to the weighted average of the Net Rates on the mortgage loans as of the end of the related Due Period, weighted on the basis of the Scheduled Principal
                                   Balances thereof as of the end of the related
                                   Due Period.

COMPENSATING INTEREST:             Each Servicer will be required to
                                   cover interest shortfalls as a result of full prepayments to the extent of its aggregate servicing fee. The Master Servicer will be obligated to back-stop each servicer's obligation.

PRINCIPAL PAYMENTS:                Senior Optimal Principal Amount: with respect
                                   to each subgroup, the Senior Optimal
                                   Principal Amount will be an amount equal to the product of (i) the I-Non-PO Percentage and the sum of (i) The Senior Percentage of scheduled principal payments of the mortgage loans in the related subgroup, (ii) the Senior Prepayment Percentage of all full and partial prepayments of the mortgage loans in the related subgroup and (iii) the lesser of the Senior Percentage of the Stated Principal
                                   Balance of a liquidated Mortgage Loan in the related subgroup or the Senior Prepayment
                                   Percentage of the net liquidation proceeds of such Mortgage Loan.

                                   The initial Senior Percentage for each
                                   subgroup in loan group I will be 88.25%.

                                   Subordinate Optimal Principal Amount: The
                                   Subordinate Optimal Principal Amount will be an amount equal to the sum of (i) The Subordinate Percentage of scheduled principal payments, (ii) the Subordinate Prepayment Percentage of all full and partial prepayments, (iii) the excess of net liquidation proceeds over the amount included in clause (iii) of the Senior Optimal Principal Amount definition and (iv) on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero, 100% of any Senior Optimal Principal Amount.

                                   The initial Subordinate Percentage for each subgroup in loan group I will be 11.75%.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

STATED PRINCIPAL BALANCE:          With respect to any Mortgage Loan as of any
                                   date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificate holders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any realized loss thereon has been allocated to one or more classes of certificates on or before the date of determination.

CERTIFICATE PRINCIPAL BALANCE:     With respect to any Certificates as of any
                                   date of determination, the initial
                                   Certificate Principal Balance thereof,
                                   reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such offered certificates and
                                   (b) any reductions in the Certificate
                                   Principal Balance thereof deemed to have occurred in connection with allocations of realized losses in the manner described herein, plus any subsequent recoveries allocated to such Class.

CREDIT ENHANCEMENT:                Credit Enhancement for the Certificates will
                                   be provided by a senior/subordinate shifting interest structure. Subordination will be initially, [20.00]% for the Class I-A-1A, Class I-A-2A and Class I-A-3A Certificates,
                                   [11.75]% for the Class I-A-1B, Class I-A-2B,
                                   Class I-A-3B, Class I-X and Class I-PO
                                   Certificates, [7.30]% for the Class I-B-1
                                   Certificates, [4.80]% for the Class I-B-2
                                   Certificates, [3.20]% for the Class I-B-3
                                   Certificates, [2.20]% for the Class I-B-4
                                   Certificates, and [1.55]% for the Class I-B-5
                                   Certificates.

AVAILABLE FUNDS:                   For any Distribution Date and each subgroup,
                                   an amount equal to the amount received by the Trustee and available in the Certificate
                                   Account on that Distribution Date. The
                                   Available Distribution Amount will generally be equal to the sum of (1) the aggregate amount of scheduled payments on the Mortgage
                                   Loans in the related subgroup, insurance proceeds and liquidation proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable there from to the Trustee, the Master Servicer and any Subservicer and reduced by the Securities
                                   Administrator fees and servicing fees.


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------



PRIORITY OF PAYMENTS:        AVAILABLE FUNDS:

                                     1.     Payment of accrued interest
                                            to the interest bearing
                                            senior certificates,
                                            pro-rata, at their respective
                                            Pass Through Rate;

                                     2.     Payment of accrued interest
                                            remaining unpaid from
                                            previous distribution dates
                                            to the interest bearing
                                            senior certificates,
                                            pro-rata, at their respective
                                            Pass Through Rate;

                                     3.     Payment of principal pro-rata
                                            to (i) Class I-PO
                                            Certificates the I-PO
                                            Principal Distribution Amount
                                            and (ii) Class I-A-1A, Class
                                            I-A-1B, Class I-A-2A, Class
                                            I-A-2B, Class I-A-3A and
                                            Class I-A-3B Certificates in
                                            an amount equal to the
                                            related Senior Optimal
                                            Principal Amount;

                                     4.     To the Class I-PO
                                            Certificates, the Class I-PO
                                            Deferred Amount;

                                     5.     Payment of interest on and
                                            then principal pro-rata to
                                            the Class I-B-1, Class I-B-2,
                                            Class I-B-3, Class I-B-4,
                                            Class I-B-5 and Class I-B-6
                                            Certificates, in that order,
                                            the following amounts (a)
                                            interest at each class'
                                            respective Pass Through Rate,
                                            and (b) such class' Allocable
                                            Share of the Subordinate
                                            Optimal Principal
                                            Distribution Amount;

CLASS I-PO PRINCIPAL DISTRIBUTION   An amount generally equal to the product of
AMOUNT:                            (i) the I-PO Percentage and (ii) the sum of
                                   (1) the principal portion of scheduled
                                   payments on the related Mortgage Loans, (2) the Senior Prepayment Percentage of prepayments and net liquidation proceeds in respect of the Mortgage Loans and (3) the Senior Prepayment Percentage of amounts received in respect of repurchased or substituted Mortgage Loans.

I-PO PERCENTAGE:                   (a) with respect to each mortgage loan that
                                   is a Discount Mortgage Loan, 5.50% minus such loan's net mortgage rate, divided by 5.50%, and (b) with respect to each mortgage loan that is not a Discount Mortgage Loan, 0%.

I-NON-PO PERCENTAGE:               (a) with respect to each mortgage loan that
                                   is a Discount Mortgage Loan, such loan's net mortgage rate divided by 5.50%, and (b) with respect to each mortgage loan that is not a Discount Mortgage Loan, 100%.

DISCOUNT MORTGAGE LOAN:            Any mortgage loan with a net mortgage rate
                                   less than 5.500%

CLASS I-PO DEFERRED AMOUNT:        The applicable mortgage rate (as adjusted for
                                   the actual number of days in the related
                                   Interest Accrual Period) on each Mortgage
                                   Loan as of the first day of the related Due
                                   Period minus the sum of the (i) Servicing Fee
                                   Rate and (ii) the Securities Administrator
                                   Fee Rate.


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

SHIFTING INTEREST:                 The Senior Certificates will be entitled to
                                   receive 100% of the prepayments collected on the mortgage loans through and including the Distribution Date in December 2011. The senior prepayment percentage can be reduced to Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate Percentage over the next five years provided that (i) the principal balance of the mortgage loans 61 days or more delinquent, averaged over the last 6 months, as a percentage of the aggregate Certificate Principal Balance of the Subordinates does not exceed 50% and (ii) cumulative realized losses on the mortgage does not exceed 30%, 35%, 40%, 45% or 50% for each test date.

ALLOCATION OF LOSSES:              On each distribution date, the applicable
                                   I-Non-PO Percentage of any Realized Loss on the mortgage loans will be allocated first to the Class I-B Certificates, in the reverse order of their payment priority, in each case until the certificate principal balance of the respective class of certificates has been reduced to zero, and then to the Class I-A
                                   Certificates (other than the Class I-X
                                   Certificates and the Class I-PO Certificates, if applicable), on a pro-rata basis, based upon their respective certificate principal balances, provided however; Realized Losses relating to Subgroup I-1 Mortgage Loans otherwise allocable to the Class I-A-1A
                                   Certificates will first be allocated to the Class I-A-1B Certificates, until the
                                   Certificate Principal Balance thereof has been reduced to zero, and thereafter, such losses will be allocated to the Class I-A-1A
                                   Certificates; Realized Losses relating to
                                   Subgroup I-2 Mortgage Loans otherwise
                                   allocable to the Class I-A-2A Certificates will first be allocated to the Class I-A-2B
                                   Certificates, until the Certificate Principal
                                   Balance thereof has been reduced to zero, and thereafter, such losses will be allocated to the Class I-A-2A Certificates; and, Realized
                                   Losses relating to Subgroup I-3 Mortgage
                                   Loans otherwise allocable to the Class I-A-3A
                                   Certificates will first be allocated to the Class I-A-3B Certificates, until the
                                   Certificate Principal Balance thereof has been reduced to zero, and thereafter, such losses will be allocated to the Class I-A-3A
                                   Certificates.

                                   On each distribution date, the I-PO
                                   Percentage of any Realized Loss on a Discount Mortgage Loan will be allocated to the Class I-PO Certificates until the certificate principal balance thereof is reduced to zero. The amount of any Realized Loss allocated to the Class I-PO Certificates will be treated as a Class I-PO Deferred Amount and will be reimbursed, to the extent funds are available, from payments of principal that would otherwise be payable to the subordinated certificates. The certificate principal balance of the subordinated certificates then outstanding with the lowest payment priority will be reduced by the amount of any payments to the Class I-PO Certificates in respect of Class I-PO Deferred Amounts.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                     ON INFORMATION AS OF DECEMBER 1, 2006.


LOAN CHARACTERISTIC                           GROUP 1-1                GROUP 1-2              GROUP 1-3              FIXED POOL
--------------------------------------------------------------------------------------------------------------------------------
 Expected Pool Balance                      $50,169,297              $33,375,397            $38,031,107            $121,575,802
 Average Balance                                    N/A                      N/A                    N/A                $185,047
 % Conforming Balances                              N/A                      N/A                    N/A                  73.54%

 WA Gross WAC                                    5.773%                   6.390%                 7.349%                  6.435%
 Range of Gross WAC                     4.250% - 6.500%          5.875% - 7.000%       6.300% - 13.375%        4.250% - 13.375%
 WA Net WAC (%)                                  5.343%                   5.982%                 6.923%                  6.013%
 WAM (mos)                                          315                      332                    331                     325
 WA Age (mos)                                        18                       15                     20                      18
 WA Orig. Term (mos)                                333                      347                    350                     342

Fixed Rate Balloon                                0.27%                    0.57%                  0.72%                   0.49%
Fixed Rate Fully Amortizing                      99.73%                   99.43%                 99.28%                  99.51%
Adjustable Rate                                   0.00%                    0.00%                  0.00%                   0.00%

First Lien / Second Lien                100.00% / 0.00%          100.00% / 0.00%        100.00% / 0.00%         100.00% / 0.00%

CURRENT BALANCE
$0 - $49,999                                      3.39%                    6.56%                  6.66%                   1.77%
$50,000 - $99,999                                 9.68%                   19.63%                 24.27%                  10.51%
$100,000 - $149,999                              14.47%                   19.99%                 14.26%                  15.57%
$150,000 - $199,999                              15.08%                   11.33%                 11.48%                  14.34%
$200,000 - $249,999                              11.60%                    7.90%                 12.10%                   9.75%
$250,000 - $299,999                               8.17%                    9.93%                  6.32%                   6.02%
$300,000 - $349,999                               7.82%                    3.83%                  3.47%                   5.59%
$350,000 - $399,999                               2.98%                    3.51%                  6.82%                   8.35%
$400,000 - $449,999                               2.50%                    3.88%                  1.09%                   3.50%
$450,000 - $499,999                               0.90%                    0.00%                  2.42%                   2.65%
$500,000 - $549,999                               4.27%                    0.00%                  5.51%                   3.49%
$550,000 - $599,999                               3.41%                    5.05%                  0.00%                   3.79%
$600,000 - $649,999                               5.02%                    0.00%                  1.69%                   3.11%
$650,000 and above                               10.71%                    8.39%                  3.91%                  11.56%

GROSS INTEREST RATE
Up to 5.999%                                     64.71%                    4.67%                  0.00%                  27.98%
6.000% - 6.999%                                  35.29%                   95.11%                 36.06%                  51.95%
7.000% - 7.999%                                   0.00%                    0.22%                 47.54%                  14.93%
8.000% - 8.999%                                   0.00%                    0.00%                 13.97%                   4.37%
9.000% - 9.999%                                   0.00%                    0.00%                  1.03%                   0.32%
10.000% - 10.999%                                 0.00%                    0.00%                  0.95%                   0.30%
11.000% - 11.999%                                 0.00%                    0.00%                  0.39%                   0.12%
12.000% - 12.999%                                 0.00%                    0.00%                  0.00%                   0.00%
13.000% and above                                 0.00%                    0.00%                  0.05%                   0.01%


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                    Page 10


                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
 COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                     ON INFORMATION AS OF DECEMBER 1, 2006.


LOAN CHARACTERISTIC                           GROUP 1-1                GROUP 1-2              GROUP 1-3              FIXED POOL

AGE (MONTHS)
0 - 12                                           24.43%                   58.86%                 60.23%                  45.08%
13 - 24                                          61.06%                   29.72%                 23.38%                  40.67%
25 - 36                                           6.56%                    4.33%                  2.14%                   4.56%
37 - 48                                           7.86%                    5.08%                  4.41%                   6.01%
49 - 60                                           0.01%                    1.02%                  2.53%                   1.07%
61 - 72                                           0.00%                    0.11%                  2.10%                   0.69%
73 - 84                                           0.00%                    0.00%                  0.48%                   0.15%
85 - 96                                           0.08%                    0.88%                  2.13%                   0.94%
97 and Greater                                    0.00%                    0.00%                  2.60%                   0.81%

ORIGINAL TERM
1-15 Years                                       13.12%                    5.27%                  4.09%                   8.14%
16-30 Years                                      86.38%                   94.73%                 95.91%                  91.65%
+30 Years                                         0.50%                    0.00%                  0.00%                   0.21%

CREDIT SCORE
Weighted Average                                    684                      676                    631                     665
Not Available                                     0.00%                    0.00%                  0.00%                   0.00%
Up to 549                                        13.08%                   13.02%                 23.98%                  16.47%
550 to 599                                        6.99%                    9.16%                 16.92%                  10.69%
600 to 649                                        9.61%                   14.26%                 12.09%                  11.66%
650 to 699                                       18.34%                   16.18%                 17.26%                  17.41%
700 to 749                                       21.36%                   18.98%                 22.05%                  20.92%
750 to 799                                       24.66%                   24.72%                  7.21%                  19.22%
800 and Greater                                   5.96%                    3.69%                  0.51%                   3.63%

 CURRENT LTV*
*LTV for second liens includes
Senior Lien Balance
 Weighted Average                                75.50%                   76.44%                 80.44%                  77.30%
 % LTV's > 80%                                   29.03%                   32.80%                 46.62%                  35.97%
 % of LTV's > 80% with MI                         8.00%                   15.01%                 24.13%                  14.97%

ORIGINAL CLTV*
*LTV for second liens includes
Senior Lien Balance
Weighted Average                                 78.03%                   78.68%                 82.91%                  79.73%
Up to 10.00%                                      0.00%                    0.00%                  0.00%                   0.00%
10.01% - 20.00%                                   0.40%                    0.44%                  0.23%                   0.36%
20.01% - 30.00%                                   0.60%                    0.38%                  2.56%                   1.15%
30.01% - 40.00%                                   1.90%                    2.03%                  0.78%                   1.59%
40.01% - 50.00%                                   2.41%                    4.14%                  2.78%                   3.00%
50.01% - 60.00%                                   8.50%                    6.53%                  1.49%                   5.77%
60.01% - 70.00%                                  14.64%                   12.25%                  7.01%                  11.60%
70.01% - 80.00%                                  39.69%                   37.26%                 32.56%                  36.79%
80.01% - 90.00%                                   7.43%                   11.94%                 20.65%                  12.81%
90.01% - 100.00%                                 18.33%                   20.14%                 27.46%                  21.68%
100.01% and above                                 6.11%                    4.89%                  4.46%                   5.26%


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                    Page 11


                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------

  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
 COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                     ON INFORMATION AS OF DECEMBER 1, 2006.


LOAN CHARACTERISTIC                           GROUP 1-1                GROUP 1-2              GROUP 1-3              FIXED POOL

OCCUPANCY STATUS
 Investor Property                                3.72%                    6.10%                 14.81%                   7.84%
 Owner Occupied                                  91.49%                   86.00%                 76.79%                  85.39%
 Second Home                                      4.79%                    7.90%                  8.40%                   6.77%

LOAN PURPOSE
 Cash-Out Refi                                   23.69%                   23.84%                 22.32%                  23.30%
 Purchase Money                                  59.40%                   58.79%                 63.87%                  60.63%
 Rate/Term Refi                                  16.91%                   17.37%                 13.81%                  16.07%

INSURANCE
 Conventional w/o MI                             92.06%                   90.12%                 75.20%                  84.54%
 Conventional w/MI                                7.94%                    9.88%                 24.80%                  15.46%

GEOGRAPHIC CONCENTRATION (> 5%)
                                            (CA) 13.72%              (FL) 14.78%            (FL) 20.43%             (FL) 14.12%
                                            (NY) 10.47%              (CA) 12.23%             (GA) 9.11%             (CA) 11.31%
                                             (FL) 8.90%               (NY) 6.67%             (CA) 7.31%              (NY) 7.76%
                                             (TX) 8.81%               (NC) 5.65%             (TX) 6.06%              (TX) 6.85%
                                                                      (GA) 5.30%             (NY) 5.14%              (GA) 5.54%

PROPERTY TYPE
2-4 Family                                        4.51%                    2.73%                  6.27%                   4.57%
Condominium                                       7.38%                    8.81%                  8.97%                   8.27%
Manufactured Home                                 0.00%                    0.00%                  0.52%                   0.16%
CO-OP                                             7.67%                    4.36%                  0.40%                   4.48%
PUD                                               6.82%                   10.10%                  7.35%                   7.88%
Single Family                                    72.93%                   71.83%                 74.44%                  73.10%
Townhouse                                         0.70%                    2.18%                  2.06%                   1.53%

INDEX
 Fixed Rate Balloon                               0.27%                    0.57%                  0.72%                   0.00%
 Fixed Rate Fully Amortizing                     99.73%                   99.43%                 99.28%                 100.00%
 1YR LIBOR ARM                                    0.00%                    0.00%                  0.00%                   0.00%
 6MO LIBOR ARM                                    0.00%                    0.00%                  0.00%                   0.00%
 1MO LIBOR ARM                                    0.00%                    0.00%                  0.00%                   0.00%
 1YR CMT ARM                                      0.00%                    0.00%                  0.00%                   0.00%
 MTA                                              0.00%                    0.00%                  0.00%                   0.00%

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                    Page 12


                              COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                  BEAR STEARNS ASSET BACKED SECURITIES I LLC
                              ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP I
--------------------------------------------------------------------------------


  THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE
 COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN PROVIDED BASED
                     ON INFORMATION AS OF DECEMBER 1, 2006.


LOAN CHARACTERISTIC                           GROUP 1-1                GROUP 1-2              GROUP 1-3              FIXED POOL

GROSS MARGIN
Weighted Average (Arms Only)                        N/A                      N/A                    N/A                     N/A
Fixed Rate Mortgage Loans                       100.00%                  100.00%                100.00%                 100.00%
Up to 2.999%                                      0.00%                    0.00%                  0.00%                   0.00%
3.000% - 3.999%                                   0.00%                    0.00%                  0.00%                   0.00%
4.000% - 4.999%                                   0.00%                    0.00%                  0.00%                   0.00%
5.000% - 5.999%                                   0.00%                    0.00%                  0.00%                   0.00%
6.000% - 6.999%                                   0.00%                    0.00%                  0.00%                   0.00%
7.000% - 7.999%                                   0.00%                    0.00%                  0.00%                   0.00%
8.000% and above                                  0.00%                    0.00%                  0.00%                   0.00%

MAXIMUM INTEREST RATE
Weighted Average (Arms Only)                        N/A                      N/A                    N/A                     N/A
Fixed Rate Mortgage Loans                       100.00%                  100.00%                100.00%                 100.00%
Up to 11.999%                                     0.00%                    0.00%                  0.00%                   0.00%
12.000% - 12.999%                                 0.00%                    0.00%                  0.00%                   0.00%
13.000% - 13.999%                                 0.00%                    0.00%                  0.00%                   0.00%
14.000% - 14.999%                                 0.00%                    0.00%                  0.00%                   0.00%
15.000% - 15.999%                                 0.00%                    0.00%                  0.00%                   0.00%
16.000% - 16.999%                                 0.00%                    0.00%                  0.00%                   0.00%
17.000% - 17.999%                                 0.00%                    0.00%                  0.00%                   0.00%
18.000% - 18.999%                                 0.00%                    0.00%                  0.00%                   0.00%
19.000% - 19.999%                                 0.00%                    0.00%                  0.00%                   0.00%
20.000% and above                                 0.00%                    0.00%                  0.00%                   0.00%

MONTHS TO NEXT RATE ADJUSTMENT
Weighted Average (Arms Only)                        N/A                      N/A                    N/A                     N/A
Fixed Rate Mortgage Loans                       100.00%                  100.00%                100.00%                 100.00%
 1 -  3                                           0.00%                    0.00%                  0.00%                   0.00%
 4 -  7                                           0.00%                    0.00%                  0.00%                   0.00%
 8 - 11                                           0.00%                    0.00%                  0.00%                   0.00%
12 - 15                                           0.00%                    0.00%                  0.00%                   0.00%
16 - 19                                           0.00%                    0.00%                  0.00%                   0.00%
20 - 23                                           0.00%                    0.00%                  0.00%                   0.00%
24 - 43                                           0.00%                    0.00%                  0.00%                   0.00%
44 - 50                                           0.00%                    0.00%                  0.00%                   0.00%
51 +                                              0.00%                    0.00%                  0.00%                   0.00%

INTEREST ONLY
2YR IO                                            0.00%                    0.00%                  0.00%                   0.00%
3YR IO                                            0.00%                    0.00%                  0.00%                   0.00%
5YR IO                                            0.10%                    0.39%                  1.25%                   0.54%
7YR IO                                            0.00%                    0.00%                  0.00%                   0.00%
10YR IO                                          10.50%                   12.35%                 17.19%                  13.10%
NONIO                                            89.40%                   87.25%                 81.56%                  86.36%

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------


NEW ISSUE COMPUTATIONAL MATERIALS



$165,701,801 (approximate +/-10%)

BEAR STEARNS ASSET BACKED SECURITIES I LLC
ASSET-BACKED CERTIFICATES, SERIES 2007-SD1

BEAR STEARNS ASSET-BACKED SECURITIES I LLC
Depositor

EMC MORTGAGE CORPORATION
Sponsor, Mortgage Loan Seller & Master Servicer

WELLS FARGO BANK, N.A.
Securities Administrator

CITIBANK, N.A.
Trustee

BEAR, STEARNS & CO. INC.
Sole Manager

All Statistical Information based upon Information as of December 1, 2006.


JANUARY 10, 2007



                                  BEAR STEARNS

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------


STATEMENT REGARDING FREE WRITING PROSPECTUS


The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: "www.bearstearns.com/prospectus/bsabs" for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

--------------------------------------------------------------------------------
This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------


                               CONTACT INFORMATION

MBS Trading

Paul Van Lingen                              Tel: (212) 272-4976
Sr. Managing Director                        pvanlingen@bear.com

MBS Structuring

Derek Schaible                               Tel: (212) 272-5451
Associate Director                           dschaible@bear.com

MBS Banking

Robert Durden                                Tel: (212) 272-5714
Associate Director                           rdurden@bear.com

Michael Norden                               Tel: (212) 272-7073
Analyst                                      mnorden@bear.com

Syndicate

Carol Fuller                                 Tel: (212) 272-4955
Senior Managing Director                     cfuller@bear.com

Angela Ward                                  Tel: (212) 272-4955
Associate Director                           adward@bear.com

Rating Agencies

Fitch:    Kei Ishidoya                       Tel: (212) 908-0238
                                             kei.ishidoya@fitchratings.com

          Michele Patterson                  Tel: (212) 908-0779
                                             michele.patterson@fitchratings.com

S&P:      Errol Arnie                        Tel: (212) 438-2089
                                             errol_arne@standardandpoors.com


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------



                       CERTIFICATE INFORMATION TO MATURITY



             CERTIFICATE       RATINGS             CE             PASS-THROUGH        WINDOW      WAL         CERTIFICATE
  CLASS       SIZE (1)        S&P/FITCH          LEVELS (1)          RATE             (MOS)      (YRS)           TYPE
 II-1A-1      $54,876,000      AAA/AAA            20.00% (1)        WAC (2)            1-42      1.275       Super Senior
 II-1A-2       $6,860,000      AAA/AAA            10.00% (1)        WAC (2)            1-42      1.275      Senior Support
 II-2A-1      $41,008,000      AAA/AAA            20.00% (1)        WAC (3)            1-57      2.184       Super Senior
 II-2A-2       $5,127,000      AAA/AAA            10.00% (1)        WAC (3)            1-57      2.184      Senior Support
 II-3A-1      $36,674,000      AAA/AAA            20.00% (1)        WAC (4)           1-116      2.832       Super Senior
 II-3A-2       $4,585,000      AAA/AAA            10.00% (1)        WAC (4)           1-116      2.832      Senior Support
  II-B-1       $7,870,000       AA/AA              5.25% (1)        WAC (5)           1-116      3.648        Subordinate
  II-B-2       $2,983,000        A/A               3.45% (1)        WAC (5)           1-116      3.648        Subordinate
  II-B-3       $2,154,000      BBB/BBB             2.15% (1)        WAC (5)           1-116      3.648        Subordinate
  II-B-4         $911,000       BB/BB              1.60% (1)        WAC (5)            (6)        (6)         Subordinate
  II-B-5         $746,000        B/B               1.15% (1)        WAC (5)            (6)        (6)         Subordinate
  II-B-6       $1,907,801       NR/NR           ------------        WAC (5)            (6)        (6)         Subordinate

    NOTES:       - Prepayment Pricing Speed Assumption is 25% CPB.

    (1) Credit enhancement for the Certificates will be provided by subordination. The class sizes and credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination. The expected initial credit enhancement percentages are as provided above.

    (2) The Class II-1A-1 Certificates and Class II-1A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group I Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approx. 5.178%.

    (3) The Class II-2A-1 Certificates and Class II-2A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approx. 5.747%.

    (4) The Class II-3A-1 Certificates and Class II-3A-2 Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the Net Rates of the Group II Mortgage Loans. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approx. 5.687%.

    (5) The Class II-B Certificates will bear interest at a variable rate (the Pass-Through Rate) equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the Class Principal Balance of the related Classes of Senior Certificates. The Pass-Through Rate with respect to the first Interest Accrual Period is expected to be approximately 5.495%.

    (6)   Certificates are not offered hereby.


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------


THE COLLATERAL


    - Conventional, one- to four-family, adjustable-rate One-Year LIBOR, One-Year Treasury and Six-Month LIBOR indexed loans with initial rate adjustments occurring six months, one year, two years, three years, five years, seven years or ten years after the date of origination, divided into 3 loan groups. The Mortgage Loans are secured by first liens on residential mortgage properties as briefly described in the table below.

    -     The mortgage loans are serviced by EMC Mortgage Corp and Wells Fargo.

    - As of the Cut-Off Date, none of the mortgage loans will be greater than 60 days delinquent.

    - As of the Cut-Off Date, no more than 33.53% of the Mortgage Loans will have been more than 1x30 days delinquent in the past 12 months.

    - The mortgage loans were originated by approximately 21 originators with approximately 72.41% originated by Wells Fargo, approximately 9.18% were originated by RBC Mortgage, approximately 4.27% were originated by Suntrust Mortgage and approximately 3.85% were originated by HomeBanc.

    - The mortgage loans that were originated by Wells Fargo are generally seasoned loans (approximately 56.79%), and loans with a delinquency history (approximately 43.21%).

    - The mortgage loans that were originated by RBC Mortgage are generally seasoned loans (approximately 10.12%), loans with a delinquency history (approximately 20.85%), loans that had an underwriting issue (approximately 69.03%).

    - The mortgage loans that were originated by Suntrust are generally seasoned loans (approximately 10.75%), loans that had an underwriting issue (approximately 56.51%) and loans with a delinquency history (approximately 32.75%).

    - The mortgage loans that were originated by Homebanc are generally seasoned loans (approximately 85.38%) and loans with a delinquency history (approximately 14.62%).

    - The mortgage loans have been acquired by the Mortgage Loan Seller from a variety of sources. Such loans were originated or intended to be originated based on prime or alternative "A" underwriting guidelines.


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------


THE STRUCTURE

Senior/subordinate shifting interest structure.

THE GROUP II CERTIFICATES:

The trust will issue certificates consisting of senior certificates designated as the Class II-1A-1, Class II-1A-2, Class II-2A-1, Class II-2A-2, Class II-3A-1 and Class II-3A-2 Certificates (the "Senior Certificates") and the Class II-B-1, Class II-B-2 and Class II-B-3 Certificates (the "Offered Subordinate Certificates", and together with the Senior Certificates, the "Offered Certificates"). The trust will also issue Class II-B-4, Class II-B-5 and Class II-B-6 Certificates which are not offered hereby. The Class II-P Certificates will be entitled to all prepayment charges received in respect of the related mortgage loans, and along with the Class II-R Certificates are not offered hereby. The certificates will represent interests principally in the loan group set forth in the table below.


                                                         % OF
                             INDEX/        PRINCIPAL     SUB-     GROSS     WAM     AGE     OTERM    GROSS     CURR
      LOAN TYPE               TERM          BALANCE      POOL     WAC (%)  (MOS.)   (MOS.)  (MOS.)   MARGIN(%) CLTV(%)   FICO
Group 1 -ARM/1st Lien   0-42 Mth to Roll   $68,596,012    41.40    5.520      331      28      360     2.774    70.32      662
Group 2 -ARM/1st Lien   43-58 Mth to Roll  $51,261,969    30.94    6.109      345      15      360     2.558    74.47      674
Group 3 -ARM/1st Lien   58+ Mth to Roll    $45,843,820    27.67    6.004      347      13      359     2.680    69.14      689
                           TOTAL ARM:     $165,701,801   100.00    5.836      340      20      360     2.681    71.28      673


         Below is a further summary of the collateral characteristics of the Mortgage Loans.

                                                        % OF
                             INDEX/        PRINCIPAL     SUB-     GROSS     WAM     AGE     OTERM    GROSS     CURR
      LOAN TYPE               TERM          BALANCE      POOL    WAC (%)  (MOS.)   (MOS.)  (MOS.)   MARGIN(%) CLTV(%)   FICO
     ARM/1st Lien         1 Year LIBOR     $36,515,654    22.04    5.560      338      22      360     2.293    70.54      690
     ARM/1st Lien          1 Year CMT     $101,816,677    61.45    5.558      339      21      360     2.741    68.35      676
     ARM/1st Lien        6 Month LIBOR     $27,369,470    16.52    7.235      346      14      360     2.977    83.17      639
                           TOTAL ARM:     $165,701,801   100.00    5.836      340      20      360     2.681    71.28      673



      ALL COLLATERAL INFORMATION PROVIDED HEREIN HAS BEEN CALCULATED USING
        INFORMATION AS OF DECEMBER 1, 2006 AND MAY DIFFER +/-10% FROM THE
       FINAL CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE.


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------


SUMMARY OF TERMS

DEPOSITOR:                         Bear Stearns Asset Backed Securities I LLC.

MORTGAGE LOAN SELLER & MASTER      EMC Mortgage Corporation.
SERVICER:

SECURITIES ADMINISTRATOR:          Wells Fargo Bank, N.A.

SERVICERS:                         Wells Fargo Bank, N.A. and EMC Mortgage
                                   Corporation.

CUSTODIAN:                         Wells Fargo Bank, N.A.

UNDERWRITER:                       Bear, Stearns & Co. Inc.

TRUSTEE:                           Citibank, N.A., a national banking
                                   association.

RATING AGENCIES:                   Standard & Poor's, a division of The
                                   McGraw-Hill Companies, Inc. ("S&P") and Fitch
                                   Ratings Inc. ("Fitch").

CUT-OFF DATE:                      December 1, 2006

SETTLEMENT DATE:                   On or about January 17, 2007

DISTRIBUTION DATE:                 25th day of each month (or the next
                                   business day), commencing January, 2007

LAST SCHEDULED DISTRIBUTION DATE:  The Distribution Date in October 2036.

OFFERED CERTIFICATES:              The Class II-1A-1, Class II-1A-2, Class
                                   II-2A-1, Class II-2A-2, Class II-3A-1, Class
                                   II-3A-2, Class II-B-1, Class II-B-2 and Class
                                   II-B-3 Certificates.

NON-OFFERED CERTIFICATES:          The Class II-B-4, Class II-B-5, Class II-B-6,
                                   Class II-P and Class II-R Certificates will not be publicly offered.

CLASS II-A CERTIFICATES:           The Class II-1A-1, Class II-1A-2, Class
                                   II-2A-1, Class II-2A-2, Class II-3A-1 and
                                   Class II-3A-2 Certificates.

CLASS II-B CERTIFICATES:           The Class II-B-1, Class II-B-2, Class II-B-3,
                                   Class II-B-4, Class II-B-5 and Class II-B-6
                                   Certificates.

REMITTANCE TYPE:                   Scheduled/Scheduled.

PREPAYMENT PERIOD:                 With respect to any Distribution Date, the
                                   period commencing on the 16th day of the month prior to the month in which the related
                                   Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs in the case of the Mortgage Loans for which EMC is servicer or such other period as provided in the related servicing agreement with respect to the other servicers.

OPTIONAL TERMINATION DATE:         The Depositor, or its designee, may purchase
                                   all of the Mortgage Loans in the trust after the scheduled principal balance of the Mortgage Loans remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans as of the Cut-off Date, thereby causing termination and early retirement of the certificates.


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------

REGISTRATION:                      The Certificates will be available in
                                   book-entry form through DTC.


DENOMINATIONS:                     The Certificates are issuable in minimum
                                   denominations of an original amount of
                                   $25,000 and multiples of $1,000 in excess thereof.

PASS-THROUGH RATES:                As described on the Certificate Information
                                   to Maturity page.

RECORD DATE:                       For each class of Certificates and any
                                   Distribution Date, the last day of the
                                   calendar month which immediately precedes the month in which such Distribution Date occurs, and for the first Distribution Date, the Closing Date.

DELAY DAYS:                        With respect to all Certificates, 24 days.
DUE PERIOD:                        With respect to any Distribution
                                   Date, the period commencing on the second business day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

FEDERAL TAX ASPECTS:               REMIC (one or more)

ERISA CONSIDERATIONS:              The Class II-A Certificates generally may be
                                   purchased by, on behalf of, or with plan assets of, a Plan, if a prohibited transaction class exemption, based on the identity of the fiduciary making the decision to acquire such Certificates on behalf of the Plan or the source of funds for such acquisition, is applicable to the acquisition, holding and transfer of the Certificates.

SMMEA ELIGIBILITY:                 None of the Certificates will be 'mortgage
                                   related securities' for purposes of the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984.

P&I ADVANCES:                      Each servicer will be obligated to
                                   advance, or cause to be advanced, cash
                                   advances P&I ADVANCES: with respect to
                                   delinquent payments of interest and, under certain circumstances, principal on the mortgage loans to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Certificates and are not intended to guarantee or insure against losses. The Master Servicer will be obligated to back-stop each servicer's obligation.

MORTGAGE LOAN GROUP 1:             The adjustable rate Mortgage Loans with 42
                                   months or less, until the first adjustment date.

MORTGAGE LOAN GROUP 2:             The adjustable rate Mortgage Loans with more
                                   than 42 months, but less than 59 months, until the first rate adjustment date.

MORTGAGE LOAN GROUP 3:             The adjustable rate Mortgage Loans with more
                                   than 58 months, until the first rate
                                   adjustment date.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------

NET MORTGAGE RATE:                 On any mortgage loan, the then applicable
                                   mortgage rate thereon minus the sum of (1) the Servicing Fee Rate (ranging from 0.25% to
                                   0.50%) and (2) the Securities Administrator
                                   Fee Rate (0.015%).

ACCRUAL PERIOD:                    For all Certificates, and any Distribution
                                   Date, the Accrual Period will be the calendar month immediately preceding the calendar month in which a distribution date occurs.
                                   The Trustee will calculate interest on these Certificates based on a 360-day year that consists of twelve 30-day months. The will settle with accrued interest. Interest bearing senior certificates:

                                   Class II-1A-1, Class II-1A-2, Class II-2A-1,
                                   Class II-2A-2, Class II-3A-1 and Class
                                   II-3A-2 Certificates.

WA NET RATE:                       With respect to any Distribution Date, the
                                   per annum rate equal to the weighted average of the Net Rates on the mortgage loans as of the end of the related Due Period, weighted on the basis of the Scheduled Principal
                                   Balances thereof as of the end of the related
                                   Due Period.

COMPENSATING INTEREST:             On each Distribution Date, the related
                                   Servicer is required to pay Compensating
                                   Interest up to the amount of the related
                                   Servicing Fee to cover prepayment interest shortfalls due to partial and/or full prepayments on the Mortgage Loans that occurred during the Prepayment Period.

CREDIT ENHANCEMENT:                Credit Enhancement for the Certificates will
                                   be provided by a senior/subordinate shifting interest structure. Subordination will be initially, [20.00%] for the Class II-1A-1, Class II-2A-1 and Class II-3A-1 Certificates,
                                   [10.00]% for the Class II-1A-2, Class II-2A-2 and Class II-3A-2 Certificates, [5.25]% for the Class II-B-1 Certificates, [3.45]% for the Class II-B-2 Certificates, [2.15]% for the Class II-B-3 Certificates, [1.60]% for the Class II-B-4 Certificates, and [1.15]% for the Class II-B-5 Certificates.

INTEREST DISTRIBUTION AMOUNT:      The Interest Distribution Amount for the
                                   Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Accrual Period on the certificate principal balance, or notional balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest
                                   Shortfalls to the extent not covered by
                                   Compensating Interest, any shortfalls
                                   resulting from the application of the Relief
                                   Act and any allocations of net deferred
                                   interest to such Class.

AVAILABLE FUNDS:                   For any Distribution Date, an amount which
                                   generally includes, (1) all payments on
                                   account of principal (including the principal portion of monthly payments, principal prepayments and the principal amount of net liquidation proceeds and subsequent recoveries) received during the related due period or prepayment period and all payments on account of interest received during the related due period, (2) any monthly advances and Compensating Interest payments made by the Master Servicer or the Servicers for such Distribution Date and (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments, net of fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the Custodian and investment earnings on amounts on deposit in the distribution account.


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------


PRIORITY OF PAYMENTS:              Distributions on the certificates will be
                                   made on the 25th day of each month (or next business day), beginning in January 2007. The payments to the certificates, to the extent of Available Funds, will be made according to the following priority:

                                   AVAILABLE FUNDS:

                                        1.     Payment of Accrued Interest to
                                               the interest bearing senior
                                               certificates, pro-rata, in an
                                               amount equal to their
                                               respective Pass-Through Rates;

                                        2.     Payment of principal pro-rata
                                               to the Class II-1A-1, Class
                                               II-1A-2, Class II-2A-1, Class
                                               II-2A-2, Class II-3A-1 and
                                               Class II-3A-2 Certificates in
                                               an amount equal to the related
                                               loan group's Senior Optimal
                                               Principal Amount;

                                        3.     Payment of interest and
                                               principal sequentially to the
                                               Class II-B-1, Class II-B-2,
                                               Class II-B-3, Class II-B-4,
                                               Class II-B-5 and Class II-B-6
                                               Certificates, in that order,
                                               the following amounts (a)
                                               interest at each class'
                                               respective Pass Through Rate,
                                               and (b) such class' Allocable
                                               Share of the Subordinate
                                               Optimal Principal Distribution
                                               Amount for such Distribution
                                               Date.

SENIOR OPTIMAL PRINCIPAL AMOUNT:   An amount generally equal to the sum of (1)
                                   the Senior Percentage of scheduled principal payments on the related group's Mortgage
                                   Loans, (2) the Senior Prepayment Percentage of prepayments and net liquidation proceeds in respect of the related group's Mortgage
                                   Loans and amounts received in respect of repurchased and substitute Mortgage Loans for the related loan group.

SUBORDINATE OPTIMAL PRINCIPAL      An amount generally equal to the sum of (1)
AMOUNT:                            the Subordinate Percentage of scheduled
                                   principal payments on the Mortgage Loans, (2) the Subordinate Prepayment Percentage of prepayments and net liquidation proceeds in respect of the Mortgage Loans and repurchased and substitute Mortgage Loans for the related loan group and (3) on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates have been reduced to zero, 100% of any Senior Optimal Principal
                                   Amount.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------



SHIFTING INTEREST:                 The Senior Certificates will be entitled to
                                   receive 100% of the prepayments collected on the mortgage loans up to and including the Distribution Date in December 2013. The senior prepayment percentage can be reduced to Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate Percentage over the next five years provided that (i) the principal balance of the mortgage loans 61 days or more delinquent, averaged over the last 6 months, as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates does not exceed
                                   50% and (ii) cumulative realized losses on the Mortgage Loans does not exceed 30%, 35%, 40%, 45% or 50% of the Original Principal
                                   Amount of the Subordinate Certificates for each test date.

                                   Notwithstanding the foregoing, if after 3 years the current Subordinate Percentage is equal to two times the initial Subordinate Percentage and (i) the principal balance of the Mortgage Loans 61 days or more delinquent, averaged over the last 6 months, as a percentage of the Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed
                                   a) on or prior to December 2009, 20% of the Original Principal Amount of the Subordinate Certificates or b) after December 2009, 30% of the Original Principal Amount of the Subordinate Certificates, then prepayments will be allocated on a pro rata basis.

                                   If doubling occurs prior to the third
                                   anniversary and the above delinquency and loss tests are met, then 50% of the subordinate prepayment percentage can be allocated to the subordinate classes.

ALLOCATION OF LOSSES:              On each distribution date, any Realized Loss
                                   on the mortgage loans will be allocated first to the subordinate certificates, in reverse numerical order beginning with the Class
                                   II-B-6 Certificates, in each case until the certificate principal balance of the respective class of certificates has been reduced to zero.

                                   Thereafter, Realized Losses on the Group I
                                   Mortgage Loans will be allocated first to the Class II-1A-2 Certificates until reduced to zero and then to the Class II-1A-1 Certificates; Realized Losses on the Group II Mortgage Loans will be allocated first to the Class II-2A-2 Certificates until reduced to zero and then to the Class II-2A-1 Certificates; Realized Losses on the Group III Mortgage Loans will be allocated first to the Class II-3A-2 Certificates until reduced to zero and then to the Class II-3A-1 Certificates.

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------

   THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF
       THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN
             PROVIDED BASED ON INFORMATION AS OF DECEMBER 1, 2006.


LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL
 Expected Pool Balance           $68,596,012             $51,261,969             $45,843,820            $165,701,801
 Average Balance                    $322,047                $348,721                $424,480                $354,064
 % Conforming Balances                49.82%                  48.51%                  34.65%                  45.22%
 WA Gross WAC                         5.520%                  6.109%                  6.004%                  5.836%
 Range of Gross WAC         3.500% - 11.990%         4.000% - 9.375%         4.375% - 7.875%        3.500% - 11.990%
 WA Net WAC (%)                       5.178%                  5.747%                  5.687%                  5.495%
 WAM (mos)                               331                     345                     347                     340
 WA Age (mos)                             28                      15                      13                      20
 WA Orig. Term (mos)                     360                     360                     359                     360
Fixed Rate Balloon                       N/A                     N/A                     N/A                     N/A
Fixed Rate Fully
Amortizing                               N/A                     N/A                     N/A                     N/A
Adjustable Rate                      100.00%                 100.00%                 100.00%                 100.00%
 First Lien / Second
Lien                           100.00% /---%           100.00% /---%           100.00% /---%           100.00% /---%

CURRENT BALANCE

$0 - $49,999                           0.56%                   0.00%                   0.00%                   0.23%
$50,000 - $99,999                      1.93%                   0.84%                   0.33%                   1.15%
$100,000 - $149,999                    5.13%                   4.02%                   2.61%                   4.09%
$150,000 - $199,999                    7.27%                   9.55%                   5.73%                   7.55%
$200,000 - $249,999                    4.24%                   6.26%                   3.38%                   4.63%
$250,000 - $299,999                    7.95%                  10.00%                   4.65%                   7.67%
$300,000 - $349,999                    9.46%                   5.80%                   7.10%                   7.68%
$350,000 - $399,999                   11.37%                  11.21%                   8.23%                  10.45%
$400,000 - $449,999                    6.83%                   7.50%                   3.71%                   6.17%
$450,000 - $499,999                    4.16%                   7.38%                   5.22%                   5.45%
$500,000 - $549,999                    3.05%                   4.20%                   6.82%                   4.45%
$550,000 - $599,999                    5.86%                   3.35%                   8.74%                   5.88%
$600,000 - $649,999                    9.09%                   4.79%                   8.19%                   7.51%
$650,000 and above                    23.09%                  25.10%                  35.30%                  27.09%

INTEREST RATE

Up to 5.999%                          82.38%                  62.59%                  58.35%                  69.61%
6.000% - 6.999%                        7.93%                  16.01%                  31.97%                  17.08%
7.000% - 7.999%                        5.45%                  18.14%                   9.69%                  10.54%
8.000% - 8.999%                        1.04%                   2.23%                   0.00%                   1.12%
9.000% - 9.999%                        1.43%                   1.04%                   0.00%                   0.91%
10.000% - 10.999%                      1.49%                   0.00%                   0.00%                   0.61%
11.000% - 11.999%                      0.29%                   0.00%                   0.00%                   0.12%
12.000% and above                      0.00%                   0.00%                   0.00%                   0.00%


--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                     Page 9




                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------

   THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF
       THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN
             PROVIDED BASED ON INFORMATION AS OF DECEMBER 1, 2006.


LOAN CHARACTERISTIC                 GROUP 1                 GROUP 2                  GROUP 3         ADJUSTABLE POOL
AGE (MONTHS)

0 - 12                                5.89%                  38.21%                   41.99%                  25.88%
13 - 24                              38.22%                  52.38%                   58.01%                  48.08%
25 - 36                              27.53%                   2.61%                    0.00%                  12.20%
37 - 48                              26.49%                   6.80%                    0.00%                  13.07%
49 - 60                               1.58%                   0.00%                    0.00%                   0.65%
61 - 72                               0.16%                   0.00%                    0.00%                   0.06%
73 - 84                               0.00%                   0.00%                    0.00%                   0.00%
85 - 96                               0.00%                   0.00%                    0.00%                   0.00%
97 and Greater                        0.13%                   0.00%                    0.00%                   0.05%

ORIGINAL TERM

1-15 Years                            0.00%                   0.00%                    0.12%                   0.03%
16-30 Years                         100.00%                 100.00%                   99.88%                  99.97%
+30 Years                             0.00%                   0.00%                    0.00%                   0.00%

CREDIT SCORE

Weighted Average                        662                     674                      689                     673
Not Available                         0.00%                    0.00                    0.00%                   0.00%
Up to 549                            13.50%                   8.64%                    2.56%                   8.97%
550 to 599                            9.11%                   8.00%                   10.34%                   9.11%
600 to 649                           17.93%                  14.73%                   11.18%                  15.07%
650 to 699                           21.82%                  25.27%                   28.05%                  24.61%
700 to 749                           19.89%                  33.03%                   30.76%                  26.96%
750 to 799                           17.26%                  10.31%                   16.30%                  14.84%
800 and Greater                       0.49%                   0.00%                    0.82%                   0.43%

 CURRENT LTV*
*LTV for second liens
includes Senior Lien
Balance
 Weighted Average                    69.72%                  71.53%                   68.45%                  69.93%
 % LTV's > 80%                        11.23                   5.49%                    4.60%                   7.62%
 % of LTV's > 80%
with MI                               6.95%                   2.12%                    2.84%                   4.32%

ORIGINAL CLTV*
*LTV for second liens
includes Senior Lien
Balance
Weighted Average                     71.70%                  74.65%                   69.04%                  71.88%
Up to 10.00%                          0.00%                   0.00%                    1.36%                   0.38%
10.01% - 20.00%                       0.22%                   0.17%                    0.00%                   0.14%
20.01% - 30.00%                       2.98%                   0.00%                    2.75%                   1.99%
30.01% - 40.00%                       1.53%                   3.90%                    3.45%                   2.79%
40.01% - 50.00%                       5.43%                   5.41%                    8.51%                   6.28%
50.01% - 60.00%                       8.69%                   9.81%                    8.86%                   9.08%
60.01% - 70.00%                      20.43%                  13.50%                   17.10%                  17.37%
70.01% - 80.00%                      45.40%                  47.76%                   50.03%                  47.41%
80.01% - 90.00%                       7.80%                   5.95%                    2.52%                   5.77%
90.01% - 100.00%                      6.99%                  13.27%                    4.23%                   8.17%
100.01% and above                     0.54%                   0.22%                    1.19%                   0.62%

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                    Page 10


                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------

   THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF
       THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN
             PROVIDED BASED ON INFORMATION AS OF DECEMBER 1, 2006.


LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL

OCCUPANCY STATUS
 Investor Property                     5.06%                  15.81%                   9.28%                   9.55%
 Owner Occupied                       90.54%                  79.49%                  83.88%                  85.28%
 Second Home                           4.40%                   4.69%                   6.84%                   5.17%

LOAN PURPOSE
Cash-Out Refi                         22.52%                  19.48%                  37.14%                  25.63%
 Purchase Money                       51.00%                  67.81%                  44.19%                  54.32%
 Rate/Term Refi                       26.48%                  12.70%                  18.67%                  20.06%

INSURANCE
 Conventional w/o MI                   93.05                  97.19%                   97.16                   95.47
 Conventional w/MI                     6.95%                   2.81%                   2.84%                    4.53

GEOGRAPHIC
CONCENTRATION (> 5%)             (CA) 35.52%             (CA) 24.18%             (CA) 24.91%             (CA) 29.08%
                                 (FL) 11.52%             (FL) 25.11%             (FL) 12.05%             (FL) 15.87%
                                  (NY) 5.79%             (NJ) 10.05%             (NY)  9.36%              (NY) 6.49%
                                                          (VA) 9.46%             (MA)  6.61%              (NJ) 5.73%
                                                                                 (WA)  5.38%
                                                                                 (NJ)  5.27%
                                                                                 (MD)  5.06%
PROPERTY TYPE
2-4 Family                             2.88%                   4.96%                   2.13%                   3.32%
CO-OP                                  2.27%                   0.00%                   1.36%                   1.32%
Condominium                            8.06%                  14.88%                   7.58%                  10.04%
PUD                                    8.45%                  11.82%                   6.14%                   8.86%
Single Family                         78.06%                  66.96%                  82.79%                  75.93%
Townhouse                              0.28%                   1.38%                   0.00%                   0.54%

INDEX
 Fixed Rate Balloon                    0.00%                   0.00%                   0.00%                   0.00%
 Fixed Rate Fully
Amortizing                             0.00%                   0.00%                   0.00%                   0.00%
 1YR LIBOR ARM                        27.43%                  28.81%                   6.40%                  22.04%
 6MO LIBOR ARM                        17.17%                  23.28%                   7.98%                  16.52%
 1MO LIBOR ARM                         0.00%                   0.00%                   0.00%                   0.00%
 1YR CMT ARM                          55.40%                  47.91%                  85.62%                  61.45%
 MTA                                   0.00%                   0.00%                   0.00%                   0.00%
Interest Only
10YR IO                                3.00%                  22.77%                  60.21%                  24.95%
2YR IO                                 0.84%                   0.00%                   0.00%                   0.35%
3YR IO                                 5.24%                   0.00%                   0.00%                   2.17%
5YR IO                                46.88%                  56.79%                   0.00%                  36.98%
6YR IO                                 0.00%                   0.00%                   2.88%                   0.00%
7YR IO                                 0.00%                   2.75%                   6.41%                   2.62%
NONIO                                 44.04%                  17.69%                  30.50%                  32.14%

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement
Regarding Assumptions as to Securities, Pricing Estimates and Other Information
(the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

                                     Page 11



                             COMPUTATIONAL MATERIALS FOR
BEAR STEARNS                 BEAR STEARNS ASSET BACKED SECURITIES I LLC
                             ASSET-BACKED CERTIFICATES, SERIES 2007-SD1 GROUP II
--------------------------------------------------------------------------------

   THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF
       THE COLLATERAL CONTAINED IN THE PROSPECTUS SUPPLEMENT AND HAS BEEN
             PROVIDED BASED ON INFORMATION AS OF DECEMBER 1, 2006.

LOAN CHARACTERISTIC                  GROUP 1                 GROUP 2                 GROUP 3         ADJUSTABLE POOL

GROSS MARGIN

Weighted Average                      2.774%                  2.558%                  2.680%                  2.681%
Fixed Rate Mortgage                    0.00%                   0.00%                   0.00%
Loans                                                                                                          0.00%
Up to 2.999%                          90.72%                  99.25%                  99.27%                  95.72%
3.000% - 3.999%                        1.02%                   0.75%                   0.73%                   0.86%
4.000% - 4.999%                        3.35%                   0.00%                   0.00%                   1.39%
5.000% - 5.999%                        3.74%                   0.00%                   0.00%                   1.55%
6.000% - 6.999%                        0.71%                   0.00%                   0.00%                   0.29%
7.000% - 7.999%                        0.28%                   0.00%                   0.00%                   0.12%
8.000% and above                       0.18%                   0.00%                   0.00%                   0.07%

MAXIMUM INTEREST RATE
Weighted Average                     10.722%                 11.298%                 11.147%                 11.018%
Fixed Rate Mortgage                    0.00%                   0.00%                   0.00%                   0.00%
Loans
Up to 11.999%                         85.20%                  74.51%                  86.26%                  82.18%
12.000% - 12.999%                      6.49%                  12.84%                   1.48%                   7.07%
13.000% - 13.999%                      4.42%                  11.05%                  12.26%                   8.64%
14.000% - 14.999%                      1.79%                   0.57%                   0.00%                   0.92%
15.000% - 15.999%                      1.47%                   1.04%                   0.00%                   0.93%
16.000% - 16.999%                      0.48%                   0.00%                   0.00%                   0.20%
17.000% - 17.999%                      0.15%                   0.00%                   0.00%                   0.06%
18.000%  and above                     0.00%                   0.00%                   0.00%                   0.00%

MONTHS TO NEXT RATE
ADJUSTMENT
----------
Weighted Average                          25                      48                      97                      52
Fixed Rate Mortgage                    0.00%                   0.00%                    0.00                   0.00%
Loans
 1 -  3                                3.40%                   0.00%                   0.00%                   1.41%
 4 -  7                                5.46%                   0.00%                   0.00%                   2.26%
 8 - 11                                4.39%                   0.00%                   0.00%                   1.82%
12 - 15                               12.23%                   0.00%                   0.00%                   5.06%
16 - 19                                8.46%                   0.00%                   0.00%                   3.50%
20 - 23                               15.84%                   0.00%                   0.00%                   6.56%
24 - 27                                7.26%                   0.00%                   0.00%                   3.01%
28 - 31                               12.59%                   0.00%                   0.00%                   5.21%
32 - 39                               14.63%                   0.00%                   0.00%                   6.06%
40 - 42                               15.73%                   0.00%                   0.00%                   6.51%
43 - 48                                0.00%                  77.77%                   0.00%                  24.06%
51 +                                   0.00%                  22.23%                 100.00%                  34.54%

--------------------------------------------------------------------------------

This information should be considered only after reading Bear Stearns' Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the "Statement"), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.


                                     Page 12